UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2019

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐               Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WLDN	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.             Entry into a Material Definitive Agreement.

On June 26, 2019, Willdan Group, Inc. (the “Company”) and certain of its subsidiaries entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with a syndicate of financial institutions as lenders and BMO Harris Bank, N.A. (“BMO”), as administrative agent. The Credit Agreement amends and restates the Company’s prior credit agreement, which was entered into on October 1, 2018 with a syndicate of financial institutions as lenders and BMO and was scheduled to mature on October 1, 2023.

The Credit Agreement provides for (i) a $100.0 million term loan (the “Term A Loan”), (ii) up to $50.0 million in delayed draw term loans (the “Delayed Draw Term Loan”), and (iii) a $50.0 million revolving credit facility (the “Revolving Credit Facility” and, collectively with the Term A Loan and the Delayed Draw Term Loan, the “Credit Facilities”), each maturing on June 26, 2024. The Company may borrow under the Delayed Draw Term Loan any time and from time to time until June 26, 2022; provided that each borrowing under the Delayed Draw Term Loan must be a minimum of $10.0 million, the Company may not make more than five borrowings under the Delayed Draw Term Loan and any borrowings made under the Delayed Draw Term Loan will permanently reduce future borrowing capacity under the Delayed Draw Term Loan. In addition, the Company must satisfy certain conditions prior to borrowing under the Delayed Draw Term Loan, including, but not limited to, that upon giving effect to such borrowing under the Delayed Draw Term Loan and any Credit Event (as defined in the Credit Agreement) in connection therewith, the Company will be in compliance with all financial covenants on a pro forma basis and the Company’s consolidated total leverage ratio will be no greater than 0.25x less than the consolidated total leverage ratio covenant compliance level in effect at the time of such borrowing.

The Company may also request lenders to add incremental term loans or increase the aggregate commitment under the Revolving Credit Facility by an aggregate amount of up to $100.0 million, subject to meeting certain conditions, and only if the existing or new lenders agree to provide the additional term or revolving commitments.

Borrowings under the Credit Facilities bear interest at a rate equal to either, at the Company’s option, (i) the highest of the prime rate, the Federal Funds Rate plus 0.50% or one-month LIBOR plus 1.00% (“Base Rate”) or (ii) LIBOR, in each case plus an applicable margin ranging from 0.125% to 1.00% with respect to Base Rate borrowings and 1.125% to 2.00% with respect to LIBOR borrowings. The applicable margin varies based upon the Company’s consolidated total leverage ratio. The Company will also pay commitment fees for the unused portion of the Revolving Credit Facility and the Delayed Draw Term Loan, which ranges from 0.15% to 0.35% per annum depending on the Company’s consolidated total leverage ratio, and fees on the face amount of any letters of credit outstanding under the Revolving Credit Facility, which range from 0.84% to 2.00% per annum, in each case, depending on whether such letter of credit is a performance or financial letter of credit and the Company’s consolidated total leverage ratio.

The Term A Loan will amortize quarterly in installments of $2.5 million beginning with the fiscal quarter ending September 27, 2019, with a final payment of all then remaining principal and interest due on the maturity date of June 26, 2024. Any Delayed Draw Term Loan will amortize quarterly in an amount equal to 2.5% of the aggregate outstanding borrowings under the Delayed Draw Term Loan, beginning with the first full fiscal quarter ending after the initial borrowing date, with a final payment of all then remaining principal and interest due on the maturity date of June 26, 2024. The amounts outstanding under the Credit Facilities may be prepaid in whole or in part at any time without penalty.

Willdan Group, Inc. is the borrower under the Credit Agreement and its obligations under the Credit Agreement are guaranteed by its present and future domestic subsidiaries (other than inactive subsidiaries). In addition, subject to certain exceptions, all such obligations are secured by substantially all of the assets of Willdan Group, Inc. and the subsidiary guarantors.

The Credit Agreement requires compliance with financial covenants, including a maximum total consolidated leverage ratio and a minimum fixed charge coverage ratio. The Credit Agreement also contains customary restrictive covenants, including (i) restrictions on the incurrence of additional indebtedness and additional liens on property, (ii) restrictions on permitted acquisitions and other investments and (iii) limitations on asset sales, mergers and acquisitions. Further, the Credit Agreement limits the Company’s payment of future dividends and distributions and share repurchases by the Company. Subject to certain exceptions, the borrowings under the Credit Agreement are also subject to mandatory prepayment from (a) any issuances of debt or equity securities, (b) any sale or disposition of assets, (c) insurance and condemnation proceeds (d) representation and warranty insurance proceeds related to the acquisition of Lime Energy Co. or any similar insurance policy issued in connection with an acquisition, and (e) excess cash flow. The Credit Agreement includes customary events of default.

As of June 26, 2019, $100.0 million was outstanding under the Term A Loan, no amounts were outstanding under the Revolving Credit Facility, no amounts were outstanding under the Delayed Draw Term Loan and $2.7 million in letters of credit were issued.

The Company intends to use the proceeds from borrowings under the Credit Facilities for, among other things, general corporate purposes, which may include the repayment of debt and to fund the purchase price of future acquisitions, including the acquisition of substantially all of the assets of Onsite Energy Corporation and related transaction expenses.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Document

10.1*

Amended and Restated Credit Agreement, dated as of June 26, 2019, by and among Willdan Group, Inc., the Guarantors (as defined therein), the Lenders (as defined therein) and BMO Harris Bank N.A., as administrative agent.

10.2*

Master Reaffirmation of and Amendment to Collateral Documents, dated as of June 26, 2019, by and among Willdan Group, Inc., the other Debtors (as defined therein) and BMO Harris Bank N.A., as administrative agent.

* All schedules and exhibits to the Amended and Restated Credit Agreement and the Master Reaffirmation of and Amendment to Collateral Documents were omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: July 2, 2019	By:	/s/ Stacy B. McLaughlin
Stacy B. McLaughlin
Chief Financial Officer